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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-11497 ) and Form S-8 (Nos. 333-22803, 33-59797,
33-39032, 33-14009, 33-56899 and 333-00729) of Campbell Soup Company of our
report dated September 3, 1998 appearing on page 31 of Campbell's 1998 Annual Report to Shareowners which is incorporated by reference in this Annual Report on Form 10-K for the year ended August 2, 1998.


PricewaterhouseCoopers LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania  19103


September 30, 1998